SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT
                           Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934



           Date of report (date of earliest event reported):  January 4, 1996

                           LEHMAN BROTHERS HOLDINGS INC.
                    (Exact name of registrant as specified in its charter)

                                      Delaware
                         (State or other jurisdiction of incorporation)

          1-9466                                       13-3216325
(Commission File Number)                 (IRS Employer Identification Number)


3 World Financial Center
New York, New York                           10285
(Address of principal                      (Zip Code)
executive offices)

                        Registrant's telephone number, including
                           area code:  (212) 526-7000

Item 5.   Other events

1995 Fiscal Year End and Fourth Quarter Earnings

On January 4, 1996, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its fourth quarter and year end 1995 earnings (the "Earnings Release").

Copy of the Earnings Release follows.


Item 7.   Financial Statements and Exhibits

    (c)   Exhibits

          The following Exhibits are filed as part of this Report.


              99.1 Press Release Relating to Fourth Quarter and 1995 Fiscal Year End Earnings

              99.2   Consolidated Statement of Operations
                     (Three Months Ended November 30, 1995)
                     (Preliminary and Unaudited)

              99.3   Consolidated Statement of Operations
                     (Eleven Months Ended November 30, 1995)
                     (Preliminary and Unaudited)

              99.4   Selected Statistical Information

The Exhibit Index to this Report is incorporated herein by reference.



                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                           LEHMAN BROTHERS HOLDINGS INC.



                           By:/s/ Robert Matza
                              Robert Matza
                              Chief Financial Officer
                              (Principal Financial Officer)

Date:  January 9, 1996


                            EXHIBIT INDEX

Exhibit No.                   Exhibit

Exhibit 99.1                  Press Release Relating to Fourth
                              Quarter 1995 Earnings


Exhibit 99.2 Consolidated Statement of Operations (Three Months Ended November 30, 1995) (Preliminary and Unaudited)


Exhibit 99.3 Consolidated Statement of Operations (Eleven Months Ended November 30, 1995) (Preliminary and Unaudited)


Exhibit 99.4                  Selected Statistical Information



EXHIBIT 99.1

 For Immediate Release              MEDIA CONTACT:Steven H. Faigen
                                                 (212) 526-4379
                                    INVESTOR CONTACT:   Shaun Butler
                                                 (212) 526-8381

              LEHMAN BROTHERS REPORTS 1995 FISCAL YEAR END
                       AND FOURTH QUARTER EARNINGS

 NEW YORK, January 4, 1996 _ Lehman Brothers Holdings Inc.
 (NYSE: LEH) today reported net income of $80 million for the fourth quarter ended November 30, 1995, before taking into account the effect of two special items.

 These items are a $47 million after-tax gain related to the Firm's sale of its interest in Omnitel Sistemi Radiocellullari Italiani S.p.A. ("Omnitel") and a $58 million after-tax charge for occupancy-related real estate expenses and severance payments. The occupancy-related real estate charge will produce annual pre-tax savings of $24 million. After taking into account these two items, the Firm reported net income of $69 million which, net of preferred dividends, resulted in earnings per share of $0.49 for the quarter.

 Net income before the special items increased by 13 percent over the $71 million reported for the third quarter of 1995 and 74 percent over the $46 million of net income reported for the fourth quarter of 1994.

 Lehman also reported net income of $242 million (or $1.76 per share) for fiscal 1995, compared to net income of $113 million
 (or $0.69 per share) for the 11 months comprising fiscal 1994.

 Richard S. Fuld, Jr., Chairman and Chief Executive Officer, said: "With the fourth quarter results we are reporting today, revenues have increased every quarter this year. Our revenue growth reflects the strengths of our franchise and the continued investments we have made this year to build our business. Coupled with our success in driving costs down, this has allowed us to raise our profitability in each quarter of 1995, with fourth quarter earnings up almost 75 percent from the fourth quarter earnings last year. In addition, we have increased equity by over $400 million and long-term capital by $2.8 billion since the spin-off. We enter 1996 with momentum in the marketplace, a more competitive cost structure and significantly greater financial strength."

 The following discussion of the Firm's fourth quarter and fiscal year results excludes the effect of the sale of Omnitel ($79 million pre-tax gain) and the restructuring charge totaling $97 million pre-tax (of which $80 million was for occupancy-related real estate expenses and $17 million was for severance payments).

 Net revenues (total revenues less interest expense) for the fourth quarter were $755 million, compared to $750 million in the third quarter of 1995 and $708 million in the fourth quarter of 1994.

 Mr. Fuld said: "Our revenues from the quarter showed continued growth and greater diversity. In particular, investment banking activities made strong contributions to our results. Revenues from debt and stock issuances increased 153 percent over the fourth quarter of 1994, with the greatest gains in equities. Merger and acquisition fees increased 50 percent. These results reflect our ongoing investment in banking, research, and distribution."

 Non-interest expenses for the quarter were $637 million. Non-personnel expenses for the same period were $254 million, a decrease of 3 percent from the third quarter of 1995 and 11 percent versus the fourth quarter of 1994. At the end of the fourth quarter, the Firm's headcount totaled 7,771 versus a peak of 9,400 employees reached during the first quarter of 1994.

 Mr. Fuld continued: "I am pleased to announce that we have completed our Firmwide program to reduce expenses by $300 million on an annualized basis. Compensation as a percentage of revenues for the quarter was 50.7 percent, down from 53.9 percent reported when the cost reduction program began in the third quarter of 1994. Non-personnel expenses have declined for the sixth quarter in a row and, on an annualized basis, are running $177 million below the third quarter 1994 run rate. Taxes and interest expenses have been reduced by $51 million. Combined with successive quarterly revenue growth and the ongoing cost reduction effort, the Firm achieved a pre-tax margin of 15.6 percent for the fourth quarter of 1995, an eleven percentage point increase over the third quarter of 1994."

 For the 12 months ended November 30, 1995, the Firm reported net revenue of $2,942 million. Compensation and benefits expenses were $1,494 million, while non-personnel expenses were $1,061 million.

 As of December 31, 1995, Lehman Brothers was ranked the number two underwriter of debt and equity in the U.S. and the number four underwriter of debt and equity worldwide, according to Securities Data Company. Lehman Brothers also ranked fifth in the number of mergers and acquisitions completed globally in 1995, according to Securities Data Company.

 As of November 30, 1995, Lehman Brothers stockholders' equity was $3,698 million and total capital (stockholders' equity and long-term debt) was $16,463 million. Book value per common share was $25.67.

 Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.


EXHIBIT 99.2

CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                                  Three Months Ended      Percentage of
                             November 30,   November 30,  Dollar Change
                               1995           1994        Inc/(Dec)
Revenues:
 Principal transactions       $ 434         $  291            49%
 Investment banking             261            151            73
 Commissions                    108            112           (4)
 Interest and dividends       2,802          2,214            27
 Other                            8             27          (70)
   Total revenues             3,613          2,795            29
 Interest expense             2,729          2,087            31
   Net revenues                 884            708            25
Non-interest expenses:
 Compensation and benefits      433            356            22
 Brokerage, commissions
 and clearance fees              58             64           (9)
 Communications                  43             48          (10)
 Occupancy and equipment         41             46          (11)
 Professional services           36             45          (20)
 Business development            26             31          (16)
 Depreciation and amortization   25             30          (17)
 Other                           25             23             9
 Restructuring charge            97          -----
   Total non-interest expenses   784           643            22
Income before taxes              100            65            54
 Provision for income taxes       31            19            63
Net income                    $   69        $   46            50
Net income applicable to
 common stock                 $   58        $   35            66

Number of shares used
in earnings per common
share computation              117.1         110.6

Earnings per common share      $0.49         $0.32

EXHIBIT 99.3

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                           Twelve Months   Eleven Months
                              Ended           Ended
                           November 30,    November 30,
                               1995            1994
Revenues:
 Principal transactions      $1,393         $1,345
 Investment banking             801            572
 Commissions                    450            445
 Interest and dividends      10,788          6,761
 Other                           44             67
   Total revenues            13,476          9,190
 Interest expense            10,405          6,452
   Net revenues               3,071          2,738
Non-interest expenses:
 Compensation and benefits    1,544          1,413
 Brokerage, commissions
 and clearance fees             241            243
 Communications                 180            184
 Occupancy and equipment        174            160
 Professional services          159            166
 Business development           110            116
 Depreciation and amortization  105            116
 Other                           92             99
 Restructuring charge            97
 Severance charge                               33
 Spin-off expenses            _____             15
   Total non-interest
   expenses                   2,702          2,545
Income before taxes and
cumulative effect of
change in accounting
principle                       369            193
 Provision for income taxes     127             67
Income before cumulative
effect of change in
 accounting principle           242            126
    Cumulative effect of
    change in accounting
    principle, net of taxes    _____          (13)
Net income                   $  242         $  113
Net income applicable to
 common stock                $  200         $   75

Number of shares used in
earnings per                  113.4          108.0
common share computation (Note 1)

Earnings per common share:
  Income before cumulative
  effect of change in
  accounting principle       $1.76           $0.81
 Cumulative effect of
  change in accounting
  principle                  _____          (0.12)
 Net income                  $1.76          $ 0.69


Note 1: Pursuant to SEC requirements, the number of common shares used in the 1994 calculation of earnings per share includes shares issued in the spin-off.

EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)
                  Twelve Eleven
                  Months Months             Quarters Ended
                  1995(a) 1994  11/30/95(a)  8/31/95  5/31/95 2/28/95 11/30/94
Income Statement
Net Revenues      $2,942 $2,738    $755       $750    $731    $707     $708

Non-Interest
Expenses:
 Compensation
 and Benefits      1,494 1,413      383        380     371    360       356
 Nonpersonnel
 Expenses(b)       1,061 1,084      254        261     270    277       287
Net Income from
 Operations
 Excluding Special
 Charges and Gain
 on Sale of Omnitel  253   156       80         71      58     45        46
Net After-Tax Gain
from Sale of
Omnitel               47             47
Special Charges
(after-tax):
  Restructuring
   Charge           (58)           (58)
  Spin-Off
   Expenses               (12)
  Severance Charge        (18)
  Accounting Change       (13)
Net Income           242   113       69        71       58    45        46
Financial Ratios
(%) (c)
Return on Common
Equity
(annualized)         7.5  6.2       9.3       8.5     7.0    5.1       5.2
Pretax Operating    13.2  8.8      15.6      14.5    12.3    9.9       9.1
Margin
Compensation &
Benefits/
 Net Revenues(d)    50.8 51.6      50.7      50.7    50.7   50.9      50.3
Effective Tax Rate  34.5 33.7      32.5      35.0    35.5   35.8      29.2
(e)
Balance Sheet
Total Assets                     $115,000  $117,518 $127,421 $127,304 $109,947
Total Assets
 Excluding
 Matched Book (f)                  79,000    80,345   83,115   85,257  72,457
Common
Stockholders'
Equity                              2,990     2,923    2,767    2,718   2,687
Total Stockholders'
Equity                              3,698     3,631    3,475    3,426   3,395
Total Capital (long-
term debt plus
stockholders'
equity)                            16,463    16,528   16,257   14,603  14,716
Book Value per
Common Share(g)                     25.67     25.23    25.16    24.69   24.35
Other Data (#s)
Common Stock
Outstanding                   104,565,875 104,558,121 104,524,685 104,494,667 104,537,690
Employees                           7,771     8,069    8,195    8,428   8,512

(a) Net revenues and non-interest expenses exclude the effects of the sale of Omnitel.
(b) Excludes special charges of $97 million relating to real estate- and occupancy-related expenses and severance payments in the twelve months of 1995 and the quarter ended November 30, 1995 and special charges of $33 million and $15 million relating to severance and the spin-off, respectively, in the eleven months of 1994.
(c) Financial ratios exclude special charges and Omnitel.
(d) The actual Compensation & Benefits/Net Revenues ratios, including gross proceeds and the $50 million expense related to the sale of Omnitel, were 50.3% and 49.0% for the twelve months of 1995 and the quarter ended November 30, 1995, respectively.
(e) The actual tax rates, including the effects of the sale of Omnitel and the restructuring charge, were 34.3% and 31.3% for the twelve months of 1995 and the quarter ended November 30, 1995, respectively.
(f) Matched book is defined as securities purchased under agreements to resell.
(g) This calculation includes restricted stock units granted under the Lehman
    Stock Award Programs included in stockholders' equity.


